EXHIBIT 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended				Year to Date

	September	September	June	March	September	September
	2003	2002	2003	2003	2003	2002

Interest & Loan Fees Income	$71,981	$86,413	$74,261	$77,224	$223,466	$256,389
Tax Equivalent Adjustment	2,499	2,725	2,456	2,566	7,520	8,306

Interest & Fees Income (FTE)	74,480	89,138	76,717	79,790	230,986	264,695
Interest Expense	24,459	32,677	26,567	29,595	80,621	100,589

Net Interest Income (FTE)	50,021	56,461	50,150	50,195	150,365	164,106
Loan Loss Provision	2,222	1,823	2,296	1,455	5,973	5,725
Non-Interest Income:
Inv. Securities Transactions	122	(4,368)	931	866	1,919	(4,961)
Trust Revenue	2,389	2,303	2,462	2,275	7,126	6,692
Service Charges on Deposits	8,939	8,299	8,943	8,121	26,003	23,287
Income from Mortgage Banking Operations	15,834	11,203	14,267	11,972	42,073	24,801
Other Non-Interest Revenue	1,366	1,292	1,188	361	2,915	2,117

Total Non-Interest Income	28,650	18,729	27,791	23,595	80,036	51,936

Non-Interest Expense:
Staff Expense	25,507	21,595	24,189	21,631	71,327	58,367
Occupancy & Equipment	3,039	3,252	3,264	3,316	9,619	9,312
Other Expenses	11,846	12,903	12,462	11,647	35,955	35,396
Amortization of Intangibles	412	562	424	434	1,270	1,396
OREO Expense	245	231	(8)	248	485	564
FDIC Expense	158	154	279	289	726	521

Total Non-Interest Expense	41,207	38,697	40,610	37,565	119,382	105,556

Pre-Tax Earnings (FTE)	35,242	34,670	35,035	34,770	105,046	104,761
Tax Equivalent Adjustment	2,499	2,725	2,456	2,566	7,520	8,306

Reported Pre-Tax Earnings	32,743	31,945	32,579	32,204	97,526	96,455
Taxes	9,823	9,592	9,774	9,661	29,258	30,075

Net Income	$22,920	$22,353	$22,805	$22,543	$68,268	$66,380

MEMO: Effective Tax Rate	30.00%	30.03%	30.00%	30.00%	30.00%	31.18%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30	September 30
	2003	2002	September 30	December 31	September 30
	Q-T-D Average	Q-T-D Average	2003	2002	2002

Cash & Cash Equivalents	$189,179	$140,012	$260,943	$175,363	$207,938
Securities Available for Sale	1,022,807	1,132,555	1,018,309	1,022,314	1,099,589
Held to Maturity Securities	256,483	273,401	255,656	263,176	272,819

Total Securities	1,279,290	1,405,956	1,273,965	1,285,490	1,372,408

Total Cash and Securities	1,468,469	1,545,968	1,534,908	1,460,853	1,580,346

Loans held for sale	518,021	343,801	302,934	582,718	519,786
Commercial Loans	1,851,515	1,923,336	1,946,401	1,885,275	1,927,388
Mortgage Loans	1,312,381	1,285,366	1,329,188	1,335,606	1,281,962
Consumer Loans	376,038	364,774	371,115	352,280	362,930

Loans & Leases, net of unearned income	3,539,934	3,573,476	3,646,704	3,573,161	3,572,280
Reserve for loan & Lease Losses	(46,902)	(47,578)	(46,933)	(47,387)	(47,372)
Goodwill	89,595	91,895	89,574	90,416	91,575
Other Intangibles	4,830	5,022	4,599	5,869	6,315

Total Intangibles	94,425	96,917	94,173	96,285	97,890
Real Estate Owned	3,364	4,441	3,225	4,267	4,368
Other Assets	155,476	111,963	196,973	122,122	121,275

Total Assets	$5,732,787	$5,628,988	$5,731,984	$5,792,019	$5,848,573

MEMO: Earning Assets	$5,326,902	$5,289,761	$5,314,800	$5,454,471	$5,480,448

Interest-bearing Deposits	$3,006,322	$3,148,543	$2,971,782	$3,161,620	$3,194,596
Noninterest-bearing Deposits	758,103	606,176	795,273	739,228	787,669

Total Deposits	3,764,425	3,754,719	3,767,055	3,900,848	3,982,265
Short-term Borrowings	558,438	536,403	548,393	573,549	589,769
Long-term Borrowings	805,536	689,650	813,164	708,573	689,056

Total Borrowings	1,363,974	1,226,053	1,361,557	1,282,122	1,278,825
Other Liabilities	49,838	106,528	58,832	67,510	49,710

Total Liabilities	5,178,237	5,087,300	5,187,444	5,250,480	5,310,800

Common Equity	554,550	541,688	544,540	541,539	537,773

Total Shareholders’ Equity	554,550	541,688	544,540	541,539	537,773

Total Liabilities & Equity	$5,732,787	$5,628,988	$5,731,984	$5,792,019	$5,848,573

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date

	September	September	June	March	September	September
	2003	2002	2003	2003	2003	2002

Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.55	$0.53	$0.55	$0.54	$1.64	$1.56
Diluted	$0.55	$0.52	$0.54	$0.53	$1.62	$1.53
Common Dividend Declared Per Share	$0.25	$0.24	$0.25	$0.25	$0.75	$0.70
High Common Stock Price	$31.61	$31.65	$30.93	$30.51	$31.61	$32.25
Low Common Stock Price	$28.37	$24.88	$27.40	$26.58	$26.58	$24.88
Average Shares Outstanding: (Net of Treasury Stock):
Basic	41,328,476	42,419,925	41,597,646	41,891,007	41,615,354	42,667,849
Diluted	41,823,011	43,103,509	42,067,728	42,355,229	42,091,262	43,348,668
Memorandum Items:
Tax Applicable to Security Transactions	$43	($1,529)	$326	$303	$672	($1,736)
Common Dividends	$10,301	$10,193	$10,373	$10,426	$31,100	$29,863

			September	September	June	March
EOP Share Data:			2003	2002	2003	2003

Book Value Per Share			$13.22	$12.72	$13.20	$12.98
Tangible Book Value Per Share			$10.93	$10.40	$10.91	$10.70
52-week High Common Stock Price			$31.61	$32.25	$31.65	$32.25
Date			09/08/03	05/06/02	08/20/02	05/06/02
52-week Low Common Stock Price			$26.09	$24.88	$24.88	$24.88
Date			10/09/02	07/24/02	07/24/02	07/24/02
Memorandum Items:
EOP Shares Outstanding (Net of Treasury Stock):			41,204,046	42,277,711	41,461,389	41,744,719
EOP Employees (full-time equivalent)			1,545	1,445	1,509	1,500

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Three Months Ended	Year to Date

September	September	June	March	September	September
2003	2002	2003	2003	2003	2002

Selected Yields and Net Interest Margin:
Loans	5.94%	6.89%	6.26%	6.39%	6.19%	7.10%
Investment Securities	4.47%	6.23%	4.85%	5.30%	4.90%	6.21%
Money Market Investments/FFS	1.71%	1.72%	1.78%	1.16%	1.39%	1.67%
Average Earning Assets Yield	5.57%	6.71%	5.86%	6.00%	5.82%	6.82%
Interest-bearing Deposits	1.58%	2.42%	1.77%	2.12%	1.83%	2.61%
Short-term Borrowings	1.09%	2.02%	1.67%	1.69%	1.45%	2.02%
Long-term Borrowings	5.38%	6.19%	6.15%	6.19%	5.88%	6.17%
Average Liability Costs	2.22%	2.96%	2.49%	2.72%	2.47%	3.11%
Net Interest Spread	3.35%	3.75%	3.37%	3.28%	3.35%	3.71%
Net Interest Margin	3.75%	4.26%	3.83%	3.76%	3.78%	4.22%
Selected Financial Ratios:
Return on Average Common Equity	16.40%	16.37%	16.67%	16.67%	16.58%	16.85%
Return on Average Assets	1.59%	1.58%	1.63%	1.60%	1.60%	1.60%
Efficiency Ratio	51.62%	47.64%	52.19%	50.58%	51.48%	46.88%

September	September	June	March
2003	2002	2003	2003

Loan / Deposit Ratio	96.81%	89.70%	91.26%	87.92%
Loan Loss Reserve / Loans, net of unearned income	1.29%	1.33%	1.33%	1.34%
Nonaccrual Loans / Loans, net of unearned income	0.25%	0.17%	0.22%	0.29%
90-Day Past Due Loans/ Loans, net of unearned income	0.26%	0.19%	0.17%	0.19%
Non-performing Loans/ Loans, net of unearned income	0.51%	0.36%	0.38%	0.47%
Non-performing Assets/ Total Assets	0.38%	0.30%	0.30%	0.36%
Primary Capital Ratio	10.24%	9.92%	10.24%	10.04%
Shareholders’ Equity Ratio	9.50%	9.19%	9.51%	9.32%
Price / Book Ratio	2.27	x	2.28	x	2.17	x	2.13	x
Price / Earnings Ratio	13.81	x	14.17	x	13.33	x	13.01	x

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	September	September	December	June	March
	2003	2002	2002	2003	2003

Credit Quality Data:
EOP Non-Accrual Loans	$8,998	$6,090	$6,890	$7,595	$9,979
EOP 90-Day Past Due Loans	9,468	6,835	8,461	5,817	6,594

Total EOP Non-performing Loans	$18,466	$12,925	$15,351	$13,412	$16,573
EOP Other Real Estate & Assets Owned	3,225	4,368	4,267	3,834	4,086

Total EOP Non-performing Assets	$21,691	$17,293	$19,618	$17,246	$20,659

	Three Months Ended				Year to Date

	September	September	June	March	September	September
	2003	2002	2003	2003	2003	2002

Charge-off Analysis:
Gross Charge-offs	($2,600)	($2,410)	($2,737)	($2,256)	($7,593)	($7,000)
Recoveries	467	213	300	400	1,166	1,239

Net Charge-offs	($2,133)	($2,197)	($2,437)	($1,856)	($6,427)	($5,761)